Exhibit 99.1

NexPoint Real Estate Finance, Inc. Announces Pricing of Public Offering of Common Stock

Dallas, TX, August 18, 2021 – NexPoint Real Estate Finance, Inc. (NYSE: NREF) (“NREF” or the “Company”) announced today that it has priced its previously announced underwritten public offering of 2,000,000 shares of its common stock at a price to the public of $21.00 per share.

The offering is expected to close on or about August 20, 2021, subject to customary closing conditions. The Company granted the underwriters an option to purchase up to an additional 300,000 shares of its common stock in connection with the offering.

The Company intends to contribute the net proceeds from the offering to its operating partnership, NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”), in exchange for common limited partnership units in the OP. The OP intends to use the net proceeds from this offering to repay debt outstanding under the Company’s master repurchase agreements and to make investments that fit within the Company’s investment strategy. During the remainder of 2021, the Company intends to acquire life science and self-storage preferred investments and a multifamily commercial mortgage-backed security.

Raymond James, Keefe, Bruyette & Woods, A Stifel Company, and Baird are acting as the book-running managers for the offering.

The Company is making this offering pursuant to a shelf registration statement that was declared effective by the Securities and Exchange Commission (the “SEC”) on March 31, 2021. This offering will be made solely by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained, when available, by visiting EDGAR on the SEC’s website at www.sec.gov or from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, telephone (800) 248-8863, email: prospectus@raymondjames.com; Keefe, Bruyette & Woods, A Stifel Company 787 Seventh Avenue, Fourth Floor, New York, NY 10019 (Attn: Capital Markets), telephone (800) 966-1559, email:  USCapitalMarkets@kbw.com; or Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202, telephone (800) 792-2473, email: syndicate@rwbaird.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the shares, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About NexPoint Real Estate Finance, Inc.

NexPoint Real Estate Finance, Inc., is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NREF” primarily focused on originating, structuring and investing in first mortgage loans, mezzanine loans, preferred equity and alternative structured financings in commercial real estate properties, as well as multifamily commercial mortgage-backed securities.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as "anticipate," "estimate," "expect," "intend," "may," "should" and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the intended use of proceeds, investment acquisitions during the remainder of 2021 and the closing of the offering. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate geographic spread, duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the SEC, particularly those specifically described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Readers should not place undue reliance on any forward-looking statements and are encouraged to review NREF's other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this press release and except as required by law, NREF does not undertake any obligation to publicly update or revise any forward-looking statements.

Contact:

Investor Relations

Jackie Graham

JGraham@nexpoint.com

833.463.6697